                                                                  EXHIBIT 3.1.56

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2393279

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

         We, Andrew E Lietz, *President/

         and James C. Hamilton, *Clerk/

         of HADCO CORPORATION.
                           (Exact name of corporation)

         located at: c/o James C. Hamilton, 73 Tremont Street, Boston, MA 02108
                (Street address of corporation in Massachusetts)

         certify that these Articles of Amendment affecting articles numbered:

                  Article 3
                  (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

         of the Articles of Organization were duly adopted at a meeting held on March 4, 1998, by vote of:

         10,377,873 shares of common stock of 13,107,357 shares outstanding
                         (type, class & series, if any)

         __________ shares of _____________of __________ shares outstanding, and
                         (type, class & series, if any)

         __________ shares of _____________of __________ shares outstanding, and
                         (type, class & series, if any)

(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon: (2)

'*Delete the inapplicable words.               **Delete the inapplicable clause.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8-1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

------------------
     (1) For amendments adopted pursuant to Chapter 156B, Section 70.

     (2) For amendments adopted pursuant to Chapter 156B, Section 71.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------
   TYPE     NUMBER OF SHARES      TYPE      NUMBER OF SHARES     PAR VALUE
-------------------------------------------------------------------------------
Common            N/A           Common:        25,000,000          $0.05
-------------------------------------------------------------------------------

Preferred:        N/A          Preferred:          N/A              N/A
-------------------------------------------------------------------------------

Change the total authorized to:

-------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
-------------------------------------------------------------------------------
   TYPE     NUMBER OF SHARES      TYPE      NUMBER OF SHARES     PAR VALUE
-------------------------------------------------------------------------------
Common            N/A           Common:        55,000,000          $0.05
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Preferred:        N/A          Preferred:          N/A              N/A
-------------------------------------------------------------------------------

         The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

SIGNED UNDER THE PENALTIES OF PERJURY, this 4th day of March, 1998.

  /s/  Andrew E. Lietz              ,    *President/*
------------------------------------
Andrew E. Lietz

  /s/  James C. Hamilton            ,    *Clerk/*
------------------------------------
James C. Hamilton

Delete the inapplicable words.